Exhibit 10.2

EXECUTION COPY

SHAREHOLDER LOCK-UP AGREEMENT

This SHAREHOLDER LOCK-UP AGREEMENT (this “Agreement”), dated as of February 28, 2015, is entered into by and between MITEL NETWORKS CORPORATION, a Canadian corporation (“Parent”), and the Person set forth on Schedule A (“Shareholder”).

WHEREAS, as of the date hereof, Shareholder is the holder of the number of common shares in the capital of Parent (“Common Shares”), set forth opposite Shareholder’s name on Schedule A (all such Common Shares set forth on Schedule A, together with any Common Shares that are hereafter issued to or otherwise acquired by Shareholder, or for which Shareholder otherwise becomes the record or beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), prior to the termination of this Agreement being referred to herein as the “Subject Shares”);

WHEREAS, Parent, ROADSTER SUBSIDIARY CORPORATION, a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), and MAVENIR SYSTEMS, INC., a Delaware corporation (the “Company”), intend to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for Merger Sub to commence a tender offer for all of the issued and outstanding shares of common stock of the Company and for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that Shareholder, and as an inducement and in consideration therefor, Shareholder (in Shareholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

LOCK-UP

1.1. Lock-Up. Shareholder hereby agrees that from the date hereof until six (6) months after the Effective Time, Shareholder shall not without the prior written consent of Parent (which consent may be withheld at Parent’s sole discretion): (a) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (collectively, “Transfer”) any of the Subject Shares, (b) enter into any contract with respect to any Transfer of the Subject Shares or any interest therein (including any short sale), or grant any option to purchase or otherwise dispose of or enter into any Hedging Transaction (as defined below) relating to the Subject Shares, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares except to the extent consistent with this Agreement or (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a tender, support, voting or similar agreement or arrangement with respect to the Subject Shares. The foregoing restrictions are expressly intended to preclude Shareholder from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Transfer of any Subject Shares, even if the Subject Shares would be Transferred by someone other than Shareholder. For purposes of this Agreement, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Subject Shares. Notwithstanding the foregoing, Shareholder may (i) as of or at any time after the Effective Time, Transfer up to one-third of the Subject Shares (rounded up to the nearest whole Subject Share); (ii) Transfer Subject Shares: (A) with the written consent of Parent, (B) by will, (C) by operation of Law, (D) for estate planning purposes, (E) for charitable purposes or as charitable gifts or donations or (F) to any of its Affiliates or by distributions of Subject Shares to any of its limited partners, members, shareholders or Affiliates, in which case the Subject Shares shall continue to be bound by this Section 1.1 and provided that each transferee agrees in writing to be bound by the terms and conditions of this Section 1.1; and (iii) Transfer Subject Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Parent Common Shares involving a change of control of Parent or other similar transaction. Prior to the Effective Time, any modification or waiver of this Section 1.1 shall require the written consent of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to Parent that:

2.1. Authorization; Binding Agreement. Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder, and constitutes a valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or any other similar Law affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) (the “Enforceability Exceptions”).

2.2. Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of Shareholder’s obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not (a) violate any Law applicable to Shareholder or the Subject Shares, or (b) except as may be set forth in the Merger Agreement and any filing required by the Securities Act, the Exchange Act or other applicable securities Law, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a breach of or default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien (except pursuant to this Agreement itself) on any of the Subject

Shares pursuant to, any Contract or other instrument binding on Shareholder or the Subject Shares or any applicable Law, except, in each case, for matters that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impair the consummation by Shareholder of the transactions contemplated by this Agreement.

2.3. Ownership of Subject Shares; Total Shares. Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares and has good title to the Subject Shares free and clear of any Lien (including any restriction on the right to vote or otherwise transfer the Subject Shares), except as (a) provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act and (c) subject to any risk of forfeiture with respect to any Common Shares granted to Shareholder under an employee benefit plan of Parent. The Subject Shares listed on Schedule A opposite Shareholder’s name constitute all of the Common Shares owned by Shareholder as of the date hereof. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

2.4. Reliance. Shareholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of Shareholder’s own choosing. Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

2.5. Absence of Litigation. With respect to Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Shareholder, threatened against, Shareholder or any of Shareholder’s properties or assets (including the Subject Shares) that would reasonably be expected to materially prevent, delay or impair the ability of Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Shareholder that:

3.1. Organization; Authorization. Parent is a corporation duly incorporated, validly existing and, where such concept is recognized, in good standing under the Law of the jurisdiction of its incorporation. The consummation of the transactions contemplated hereby is within Parent’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent. Parent has full power and authority to execute, deliver and perform this Agreement.

3.2. Non-Contravention. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby will not (a) violate any Law applicable to Parent or by which Parent or any of its properties is bound, (b) except as set forth in the Merger Agreement, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a breach of or default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on Parent or any of its properties, pursuant to any Contract or other instrument binding on Parent or by which its or its properties is bound, or any applicable Law or (c) violate any provision of Parent’s organizational or formation documents, except, in each case, for matters that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impair the consummation by Parent of the transactions contemplated by this Agreement.

3.3. Binding Agreement. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile or email or sent by a nationally recognized overnight courier service, such as Federal Express, in each case, addressed as follows: (a) if to Parent, in accordance with the provisions of the Merger Agreement, and (b) if to Shareholder, to Shareholder’s address, facsimile number or email address set forth on a signature page hereto, or to such other address, facsimile number or email address as Shareholder may hereafter specify in writing to Parent by like notice made pursuant to this Section 4.1.

4.2. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms and (b) the date of any amendment to the Merger Agreement that has an adverse effect on Shareholder. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

4.3. Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Company shall be a third-party beneficiary to Section 1.1 but no other provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

4.5. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Law of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction. Each of the parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 4.1 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

4.6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

4.7. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.

4.8. Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.9. Specific Performance. The parties hereto agree that Parent would be irreparably damaged if for any reason Shareholder fails to perform any of its obligations under this Agreement and that Parent may not have an adequate remedy at Law for money damages in such event. Accordingly, Parent shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

4.10. Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.11. No Presumption. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

4.12. Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13. Interpretation. Each capitalized term that is used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement. Unless the context otherwise requires, as used in this Agreement: (a) the words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the use of the word “or” shall not be exclusive unless expressly indicated otherwise; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import; (d) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, (e) words denoting either gender shall include both genders as the context requires; (f) where a word or phrase is defined herein or in the Merger Agreement, each of its other grammatical forms shall have a corresponding meaning; (g) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement; (h) time is of the essence with respect to the performance of this Agreement; (i) the word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns; (j) a reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation; and (k) the word “will” shall be construed to have the same meaning and effect as the word “shall.”

4.14. Capacity as Shareholder. Shareholder signs this Agreement solely in Shareholder’s capacity as a shareholder of Parent. Nothing herein shall in any way restrict a director or officer of Parent (including, for the avoidance of doubt, any director nominated by Shareholder) in the exercise of his or her fiduciary duties as a director or officer of Parent or prevent or be construed to create any obligation on the part of any director or officer of Parent (including, for the avoidance of doubt, any director nominated by Shareholder) from taking any action in his or her capacity as such director or officer of Parent.

4.15. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

MITEL NETWORKS CORPORATION

By:
Name:
Title:

[Signature Page to Shareholder Lock-Up Agreement]

[SHAREHOLDER]

By:
Name:
Title:

Address:

Facsimile No.

Email :

[Signature Page to Shareholder Lock-Up Agreement]

Schedule A

Name of Shareholder	Number of Common Shares

[Signature Page to Shareholder Lock-Up Agreement]